EXHIBIT 10.9

                                 GENERAL RELEASE
                                 ---------------

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN:

         Each of Terry LaCore and Mark D. Woodburn (the "Releasors") for and in consideration of (i) Ten Dollars ($10.00) and other good and valuable consideration in hand paid by NATURAL HEALTH TRENDS CORP. (the "Company"), the receipt and sufficiency which consideration is hereby acknowledged, does for himself and his heirs, executors, administrators, successors and assigns, hereby now and forever, voluntarily, knowingly and willingly release and discharge the Company, and each of its subsidiaries and affiliates, together with their respective present and former stockholders, officers, directors, shareholders, employees, representatives and agents, and each of their predecessors, heirs, executors, administrators, successors and assigns (collectively, the "Released Parties") from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever, known or unknown, suspected or unsuspected, which against them, jointly or severally, Releasors or Releasors' heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time Releasor executes this Release other than as provided in the penultimate paragraph of this Release. The foregoing release includes, but is not limited to, any rights or claims relating in any way to Releasor's business relationships with any of the Released Parties, any federal, state or local law, regulation, ordinance or common law, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between any Released Parties and Releasors. Releasors shall not seek or be entitled to any recovery, in any action or proceeding that may be commenced on Releasors' behalf in any way arising out of or relating to the matters released under this Release.

         It is understood and agreed by Releasors that the Company would not have entered into that certain agreement among Releasors and the Company dated the date hereof and the exhibits thereto (the "October 2006 Agreement") unless Releasors executed this Release and delivered same to the Company, and nothing herein shall be deemed to constitute an admission of wrongdoing by the Company or any of the Released Parties, each of which denies having committed or in any way being responsible for any wrongful conduct with respect to Releasors.

         Each of the Releasors has been advised to consult with an attorney of Releasors' choice prior to signing this Release. Releasors understands and agrees that each of the Releasors has the right and has been given the opportunity to review this Release with an attorney of Releasors' choice should Releasors so desire. Each of the Releasors also agrees that each of the Releasors has entered into this Release freely and voluntarily.

         Notwithstanding the foregoing provisions of this Release, this Release shall not apply to, and each of the Releasors expressly reserves any claims arising solely under the Transaction Documents (as defined in the October 2006 Agreement).

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         In the event that any one or more of the provisions of this Release shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Release shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Release shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

Signed as of this 31st day of October, 2006.


                                       /s/ TERRY L. LACORE
                                       -----------------------------------------
                                       Terry L. LaCore


                                       /s/ MARK D. WOODBURN
                                       -----------------------------------------
                                       Mark D. Woodburn







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